EXHIBIT 99.3

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                          ANALYSIS OF CONTRACT REVENUES
                               AND DRILLING COSTS
                     FOR THE QUARTER ENDED DECEMBER 31, 2000
                                   (Unaudited)



                                 CONTRACT           CONTRACT DRILLING
                                 DRILLING                 COSTS
                                 REVENUES
                             -----------------    ---------------------
                                          (In Millions)

ATWOOD FALCON                     $ 10.2                 $ 2.1
ATWOOD HUNTER                        7.6                   3.4
SEAHAWK                              5.9                   1.9
ATWOOD EAGLE                         5.0                   2.6
ATWOOD SOUTHERN CROSS                4.1                   2.4
VICKSBURG                            2.8                   1.7
RICHMOND                             2.1                   1.2
OTHER                                0.0                   0.6
                                  ------                 -----
                                  $ 37.7                 $15.9
                                  ======                 =====